EXHIBIT 99


                 UNION PACIFIC ANNOUNCES COMPLETION OF
               CONVERTIBLE PREFERRED SECURITIES PLACEMENT

Dallas, TX, April 1 -- Union Pacific Corporation (NYSE: UNP) announced today that it has completed the private placement of $1.5 billion of 6-1/4% preferred securities of a statutory business trust sponsored by the Corporation. The securities will be convertible into Union Pacific Corporation common stock at a conversion price of $68.90. The sale will provide financial flexibility in funding Union Pacific's capital improvement programs and restoring quality service to its customers.

     The convertible preferred securities are not registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or the availability of an applicable exemption from such registration requirements.

     The Corporation operates in the areas of rail transportation (Union Pacific Railroad) and trucking (Overnite Transportation Company).